                                                                   Exhibit 21.1
                                                                   ------------



                                                                                         Jurisdiction of
                           Name of Subsidiary                                             Incorporation

Sinter Metals GmbH                                                                            Germany

Kolsva Sinterteknik, AB                                                                      Sweden

Sinter Metals, Inc. - Zeeland                                                                Michigan

Powder Metal Holding, Inc.                                                                   Delaware

ICM/Krebsoge, Inc.                                                                           Delaware

ICM/Krebsoge, Ltd., Canada                                                                   Ontario

Krebsoge Sinterholding GmbH                                                                   Germany

Sintermetallwerk Krebsoge GmbH                                                                Germany

Metallwerk Unterfranken GmbH                                                                  Germany

Pressmetall Krebsoge GmbH                                                                     Germany

Sintermetallwerk Lubeck, GmbH                                                                 Germany

Krebsoge USA, Inc.                                                                           Delaware

Newmet Krebsoge Inc.                                                                       Connecticut

PEAK Werkstoff GmbH                                                                           Germany

Metallwerk Langensalza GmbH                                                                   Germany

Krebsoge Sintermetall                                                                         Germany

Sinter Metals Foreign Sales Corporation                                                      Barbados

